Exhibit D

JOINT FILING AGREEMENT


	This will confirm the agreement by Hamilton Acquisition LLC, a Delaware limited liability company, Fidelity Ventures Limited Partnership, a Delaware limited partnership, Fidelity Capital Associates, Inc., a Delaware corporation,
FMR Corp., a Massachusetts corporation, Fidelity Investors Limited Partnership, a Delaware limited partnership, Fidelity Investors Management Corp., a Texas corporation, Edward C. Johnson 3d, an individual residing in The Commonwealth of Massachusetts, and Abigail Johnson, an individual residing in The Commonwealth of Massachusetts (collectively, the "Reporting Persons") in connection with that certain Schedule 13D to be filed on or about November
21, 1996 with respect to the common stock, par value $.01 per share (the "Common Stock"), of The Strober Organization, Inc. (the "Company") pertaining to the beneficial ownership by the Reporting Persons of shares of such common stock (the "Schedule 13D"). The undersigned hereby agree with respect to such filing on Schedule 13D as follows:

	(i)	No Reporting Person nor any affiliate of any
Reporting Person makes any representation with respect to, nor bears any responsibility for, any of the information set forth with respect to any other "person" who or which is or becomes a party to or a member of any "group" (as such terms are defined and used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G promulgated thereunder) for whom or which information is included in such Schedule 13D.

	(ii)	Subject to paragraph (i) above, the undersigned
hereby confirm the agreement by and among each of them that the Schedule 13D is being filed on behalf of each of the parties named below.

	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Dated: November 20, 1996

								Hamilton Acquisition LLC



								By:/s/ John J. Remondi
								 A Manager


								Fidelity Ventures Limited
Partnership
								By: Fidelity Capital
Associates, Inc.,
								 its general partner


								By:/s/ John J. Remondi
									Name: John J.
Remondi
									Title: President


								Fidelity Capital
Associates, Inc.


								By:/s/ John J. Remondi
									Name: John J.
Remondi
									Title: President


								FMR Corp.


								By:/s/ Arthur S. Loring
									Name: Arthur S.
Loring
									Title: Vice
President - Legal

								Fidelity Investors
Limited Partnership

								By: Fidelity Investors
Management 								Corp., its
General Partner


								By:/s/ John J. Remondi
									Name: John J.
Remondi
									Title: President


								Fidelity Investors
Management Corp.


								By:/s/ John J. Remondi
									Name: John J.
Remondi
									Title: President



								/s/ Edward C. Johnson 3d
								Edward C. Johnson 3d
								By: Arthur C. Loring
								Under Power of Attorney



								/s/ Abigail P. Johnson
								Abigail P. Johnson
									By: Arthur C. Loring
								Under Power of Attorney